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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

The corporations listed below are subsidiaries of Registrant, and all are included in the consolidated financial statements of Registrant as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):

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                                                     Jurisdiction
                                                     in which
                 Name                                organized
 -----------------------------------------           ------------------------
Payless ShoeSource Finance, Inc.                       Nevada
Payless ShoeSource, Inc.                               Missouri
Payless ShoeSource Distribution, Inc.                  Kansas
Payless ShoeSource Merchandising, Inc.                 Kansas
Payless ShoeSource Worldwide, Inc.                     Kansas
PSS Canada, Inc.                                       Kansas
Payless ShoeSource Canada Inc.                         Canada
Payless ShoeSource (BVI) Holdings, Ltd.                British Virgin Islands
Dyelights, Inc.                                        Delaware
Shoe Sourcing, Inc.                                    Kansas
Payless CA Management Ltd.                             British Virgin Islands
PSS Holdings                                           Cayman Islands
PSS Latin America Holdings                             Cayman Islands
Payless ShoeSource Gold Value, Inc.                    Kansas
Payless ShoeSource International Limited               Hong Kong
Dynamic Assets Limited                                 Hong Kong
PSS Labor Leasing, Inc.                                Kansas
Payless ShoeSource Andean Holdings                     Cayman Islands
PSS Canada Finance, LP                                 Canada
Payless ShoeSource Asia PTE. LTD.                      Singapore
Payless ShoeSource Japan Co. Ltd.                      Japan
Payless ShoeSource Uruguay SRL Finance Co.             Uruguay
Payless ShoeSource Spain, S.L.                         Spain
Payless ShoeSource of Puerto Rico, Inc.                Puerto Rico
Dyelights, Inc.                                        Delaware
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